Exhibit 10.3
SUBORDINATION AGREEMENT

This Subordination Agreement dated as of September 15, 2022 (this “Agreement”) is being made among Adjuvant Global Health Technology Fund, LP and Adjuvant Global Health Technology Fund, DE, LP (collectively, the “Subordinated Lenders”), and Baker Bros. Advisors LP (the “Senior Agent”) to determine the parties’ respective rights, remedies and interests with respect to certain obligations owed to each of them by Evofem Biosciences, Inc., a Delaware corporation (the “Company”). This Agreement is made with respect to the following facts:
A.    The Company has issued to the Subordinated Lenders unsecured senior subordinated promissory notes in an aggregate principal amount of $25,000,000, plus any accrued interest thereon paid in kind (collectively, the “Subordinated Notes”).
B.    The Noteholders (as defined below) have extended financial accommodations to the Company for the purposes of, among others, providing working capital to the Company. The Noteholders are unwilling to provide and to continue such financial accommodations unless the Subordinated Lenders subordinate their present and future indebtedness and other obligations of the Company under the Subordinated Notes in the manner set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Noteholders to extend and continue such financial accommodations to the Company as it may determine, the parties hereby agree as follows:
1.    Definitions. Terms defined in the Securities Purchase Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Securities Purchase Agreement, as of the date hereof and not giving effect to any subsequent amendments thereto. In addition, as used herein, the following terms shall have the meanings respectively set forth below:
a.    “Insolvency Proceeding” means any proceeding commenced by or against any person under any provision of the United States Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

b.    “Senior Indebtedness” means, collectively, all indebtedness and other obligations of the Company and its subsidiaries, in each case solely to the extent now or hereafter existing under the Securities Purchase and Security Agreement, dated as of April 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) among the Company, such subsidiaries of the Company party thereto as guarantors from time to time, the purchasers party thereto from time to time (collectively, the “Noteholders”) and the Senior Agent, and all other documents, promissory notes, instruments, guaranties and agreements executed by the Company or any subsidiary thereof with or in favor of the Senior Agent or the Noteholders in connection therewith or pursuant thereto, in the case of the Securities Purchase Agreement and each such other document, promissory note, instrument, guaranty or agreement as it may be amended, supplemented, extended, renewed, modified or restated, or refinanced or replaced, from time to time, whether for principal, premium (including any applicable make-whole premium), interest (including all interest accruing after the initiation of any bankruptcy case, whether or not allowed as a claim in such case), fees, expenses, indemnities or otherwise, and in each case of any claim described above whether or not allowed under applicable law (collectively, the “Senior Debt Documents”).

c.    “Senior Indebtedness Payment Condition” means that payment of at least $44,081,910.43 has been made with respect to the Senior Indebtedness (excluding any payments in-kind) in cash or cash equivalents; provided, that to the extent the Senior Agent in its sole and absolute discretion consents to the payment of any such amount in any property other than cash or cash equivalents, the fair market value thereof shall be as determined by a substantially contemporaneous opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, or if no such opinion or appraisal exists, by the Senior Agent in its good faith judgment.
d.    “Subordinated Indebtedness” means, collectively, all present and future indebtedness and other obligations of the Company or any subsidiary thereof to the Subordinated Lenders, in each case solely to the extent evidenced by the Subordinated Notes, whether the sums represent principal, interest, dividends, costs, attorneys’ fees, charges, or other obligations due or not due, whether incurred directly or indirectly and whether absolute or contingent.
2.    Subordination.
a.    The Subordinated Indebtedness is hereby subordinated in right of payment and made junior to the payment of the Senior Indebtedness to the extent and in the manner set forth herein.
b.    Except as expressly permitted herein, until the Senior Indebtedness Payment Condition shall have been satisfied, neither the Company nor any of its subsidiaries shall make, and the Subordinated Lender shall not receive, accept or retain, any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of the principal of, premium (if any), or interest on, the Subordinated Indebtedness or any security therefor, whether such Subordinated Indebtedness shall have become payable on the maturity of the installment, by acceleration or otherwise; provided, however, that interest (including default interest) may be paid in kind on the Subordinated Indebtedness in accordance with the terms of the Subordinated Notes as in effect on the date hereof; and provided, further, that the Subordinated Indebtedness may be converted or exchanged into common equity, or conversion rights of the Company.
c.    For so long as any Senior Indebtedness remains outstanding and the Senior Indebtedness Payment Condition has not been satisfied, the Subordinated Lenders shall not, without the prior written consent of the Requisite Purchasers (i) take any action to accelerate the Subordinated Indebtedness, (ii) solely in their capacity as holders of the Subordinated Indebtedness, initiate or join with any other creditor to file an involuntary petition for the reorganization of the Company or any subsidiary of the Company or (iii) otherwise initiate any litigation or exercise any other rights or remedies, in each case solely to the extent in respect of the Subordinated Indebtedness, upon the occurrence of a default or event of default thereunder or breach thereof, against the Company or any subsidiary of the Company.
d.    Each Subordinated Lender agrees that the Subordinated Indebtedness shall not be secured by any security interest in or Lien upon any right, title or interest in or to any assets of the Company or any subsidiary of the Company. If, notwithstanding the foregoing, any Subordinated Lender obtains such a security interest or Lien securing the Subordinated Indebtedness (by operation of law or otherwise), then notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing, recordation or possession of any document or instrument, or other method of perfecting a security interest or Lien in favor of such Subordinated Lender in the assets of the Company or a subsidiary thereof, and notwithstanding any conflicting terms or conditions which may be contained in the Subordinated Notes or the Senior Debt Documents, each Subordinated Lender hereby subordinates any security interest or Lien it may now or hereafter have in the assets of the Company or any subsidiary of the Company securing the Subordinated Indebtedness to the present or future security interest or Lien of the Senior Agent or the Noteholders in the assets of the Company or any subsidiary of the Company securing the Senior Indebtedness.
e.    In the event of (i) any Insolvency Proceeding or (ii) any proceeding for voluntary liquidation, dissolution or other winding up proceedings, then and in any such event:
(1)    The Senior Indebtedness shall first be paid until the Senior Indebtedness Payment Condition has been satisfied before any payment or distribution of any character, whether in cash, securities, obligations or other property (other than payments of interest (including default interest) that are paid in kind), shall be made in respect of the Subordinated Indebtedness;

(2)    Any payment or distribution of any character, whether in cash, securities, obligations or other property (other than payments of interest (including default interest) that are paid in kind), that would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Indebtedness (including any payment or distribution in respect of the Subordinated Indebtedness by reason of any other indebtedness of the Company or any subsidiary of the Company being subordinated to the Subordinated Indebtedness), shall be paid or delivered directly to the Senior Agent for the benefit of the Noteholders, or its representative, until the Senior Indebtedness Payment Condition has been satisfied, and the Subordinated Lenders irrevocably authorize, empower and direct all receivers, custodians, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries until the Senior Indebtedness Payment Condition has been satisfied;
(3)    Until the Senior Indebtedness Payment Condition has been satisfied, the Subordinated Lenders shall execute and deliver to the Senior Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (2), and all such proofs of claim, in each case as may be reasonably requested by the Senior Agent or its representative in connection with such Insolvency Proceeding or other proceeding and, with respect to the authorization in clause (2), in order to enable the Senior Agent or its representative to collect and give any and all payments or distributions that may be payable or deliverable at any time upon or with respect to such Subordinated Indebtedness pursuant to such authorization; and
(4)    Until the Senior Indebtedness Payment Condition has been satisfied, the Senior Agent is irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of the Subordinated Lenders such proofs of claim on account of the Subordinated Indebtedness upon the failure of any Subordinated Lender to do so prior to ten (10) days before the expiration of the time to file any such proofs of claim; provided, however, the Senior Agent shall have no obligation to execute and\or file any such proofs of claim. Each Subordinated Lender shall retain, exclusively, all rights to (i) enforce any proofs of claim filed on its behalf, and (ii) vote its claims in respect of the Subordinated Indebtedness to accept or reject any plan of reorganization, composition, arrangement or liquidation in any such Insolvency Proceeding or other proceeding, in each case to the extent done in a manner not inconsistent with the terms of this Agreement. Except as expressly set forth in this Agreement, the holders of Subordinated Indebtedness shall not be deemed to have waived or relinquished any rights that they may have with respect to any claims or otherwise in connection with any such Insolvency Proceeding or other proceeding, and each Subordinated Lender retains its rights, to the extent not otherwise in contravention of any terms of this Agreement, to otherwise act in any such Insolvency Proceeding or other proceeding in its capacity as a holder of Subordinated Indebtedness to the fullest extent provided by law.
f.    If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property (other than payments of interest (including default interest) that are paid-in-kind)) or any security shall be received by any Subordinated Lender on account of the Subordinated Indebtedness in contravention of the terms of this Agreement, and before the Senior Indebtedness Payment Condition has been satisfied, such payment, distribution or security shall not be commingled with any assets of such Subordinated Lender, shall be held in trust for the benefit of, and shall be paid over or delivered or transferred to, the Senior Agent, or its representative, for application to the payment of all Senior Indebtedness remaining unpaid, until the Senior Indebtedness Payment Condition has been satisfied.
g.    All rights of any holder of Senior Indebtedness under this Agreement, without further reference, shall pass to and may be relied on and enforced by any transferee or subsequent holder of any Senior Indebtedness. No Subordinated Lender shall transfer, sell or otherwise assign any of its interests in the Subordinated Indebtedness unless the applicable transferor Subordinated Lender shall, prior to the consummation of any such transfer, sale or other assignment, cause the transferee thereof to execute and deliver to the Senior Agent a joinder to this Agreement (in form and substance reasonably satisfactory to the Senior Agent) or an agreement (in form and substance consistent with this Agreement) providing for the continued subordination of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of the Noteholders arising under this Agreement. Any attempted or purported transfer by the Subordinated Lenders of all or any portion of the Subordinated Indebtedness in violation of this subsection (g) shall be null and void.

h.    The foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand, and the Subordinated Lenders on the other hand. Nothing contained herein shall impair, as between the Company and the Subordinated Lenders, the obligation of the Company, which is absolute and unconditional, to pay to the Subordinated Lenders the principal of the Subordinated Indebtedness, and interest thereon, as and when the same shall become due and payable in accordance with the terms thereof, all subject to the rights of the Senior Agent and the Noteholders under this Agreement.
j.    Notwithstanding any statute, including, without limitation, the United States Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the Senior Agent and the Noteholders hereunder to have the Senior Indebtedness Payment Condition satisfied prior to the payment of any of the Subordinated Indebtedness shall include, without limitation, the right of the Noteholders to be indefeasibly paid in cash all interest accruing on the Senior Indebtedness due to them after the filing of any petition by or against the Company or any subsidiary of the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in subsection 2(d) hereof, whether or not a claim by the Senior Agent or the Noteholders for such post-petition interest is allowable in such proceeding, until the Senior Indebtedness Payment Condition has been satisfied, prior to the payment of any amounts in respect of the Subordinated Indebtedness, including, without limitation, any interest due to the Subordinated Lenders accruing after such date.
k.    The Subordinated Lenders, solely in their capacity as holders of the Subordinated Indebtedness, agree not to take, or cause to be taken, any action to challenge the legality, validity, enforceability, or amount of the Senior Indebtedness (or any part thereof) or the legality, validity, enforceability, perfection or priority of any Lien or security interest securing the Senior Indebtedness.
l.    The Subordinated Lenders, solely in their capacity as holders of the Subordinated Indebtedness, agree not to take, or cause to be taken, any action (including in an Insolvency Proceeding), to hinder or challenge any enforcement action taken by the Senior Agent and the Noteholders upon the occurrence and continuation of an Event of Default with respect to Senior Indebtedness.
3.    Reinstatement. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent and the Noteholders, on the one hand, and the Subordinated Lenders, on the other, with respect to the Senior Indebtedness and the Subordinated Indebtedness even if all or part of the Liens securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any Insolvency Proceeding or similar proceeding (or if all or part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any such Insolvency Proceeding or other proceeding as a result of a fraudulent conveyance or fraudulent transfer statute or if any interest accruing on the Senior Indebtedness following the commencement of such Insolvency Proceeding or other proceeding is otherwise disallowed). To the extent that the Senior Agent or any Noteholder receives payments on, or proceeds of any collateral for, the Senior Indebtedness which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal or foreign law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Agent or such Noteholder, as the case may be.
4.    Subordinated Indebtedness Owed Only to Subordinated Lenders. Each Subordinated Lender warrants and represents that, as of the date hereof, it has not previously assigned any interest in the Subordinated Indebtedness, that no other party owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants or otherwise), and that the entire Subordinated Indebtedness is owing only to the Subordinated Lenders.

5.    Postpetition Financing; Liens. If the Company or any of its subsidiaries shall be subject to any Insolvency Proceeding and the Requisite Purchasers shall desire, prior to satisfaction of the Senior Indebtedness Payment Condition, to permit the use of cash collateral or to permit the Company or any of its subsidiaries to obtain financing (whether from the Senior Agent, Requisite Purchasers or another source of financing) (“DIP Financing”) under Section 363 or Section 364 of the United States Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the assets of the Company or such subsidiary, then each Subordinated Lender agrees that, solely in its capacity as a holder of the Subordinated Indebtedness, it will raise no objection to such use of cash collateral or such DIP Financing and will not request adequate protection or any other relief in connection with its interest in any such asset. To the extent the security interests and Liens securing the Senior Indebtedness are subordinated to or pari passu with any adequate protection liens grated in connection with the use of cash collateral or such DIP Financing, each Subordinated Lender hereby agrees that its security interests and Liens, if any, in the assets of the Company or such subsidiary, as the case may be, shall be subordinated to such security interests and Liens related to adequate protection or DIP Financing, as applicable (and all obligations relating thereto), to the extent of the lien priority and upon the terms and conditions specified in this Agreement. Until the Senior Indebtedness Payment Condition has been satisfied, each Subordinated Lender, solely in its capacity as a holder of the Subordinated Indebtedness, agrees that it shall not seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the assets of the Company or any such subsidiary in which a security interest or Lien has been granted by such person to the Senior Agent or any Noteholder. While the Subordinated Lenders reserve the right to offer to provide DIP Financing (the “Subordinated Lender DIP Financing”), nothing herein shall be construed as a consent by Senior Agent or any Noteholder to any Subordination Lender DIP Financing and all such parties reserve the right to object to any or all of the terms of any Subordinated Lender DIP Financing.
Each Subordinated Lender agrees that, solely in its capacity as a holder of the Subordinated Indebtedness, prior to the satisfaction of the Senior Indebtedness Payment Condition, it shall not contest (or support any other person contesting) (a) any request by the Senior Agent or the Requisite Purchasers for adequate protection of its interest in the assets of the Company or any subsidiary of the Company pursuant to the Senior Indebtedness or (b) any objection by the Senior Agent or the Requisite Purchasers to any motion, relief, action, or proceeding based on a claim by the Noteholder that its interests in the assets of the Company or any such subsidiary pursuant to the Senior Indebtedness are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding). In the event any Subordinated Lender seeks or requests adequate protection in respect of the Subordinated Indebtedness and such adequate protection is granted in the form of Liens in respect of any assets of the Company or any subsidiary of the Company securing the Subordinated Indebtedness, then such Subordinated Lender agrees that the Senior Agent and the Noteholders, also shall be granted a senior Lien on such additional collateral as security for the Senior Indebtedness (and for any DIP Financing provided by the Noteholders) and that any Lien on such assets securing the Subordinated Indebtedness shall be subordinated to the Liens in respect of such assets securing the Senior Indebtedness and any such DIP Financing to the extent of the lien priority and upon the other terms and conditions set forth in this Agreement.
Each Subordinated Lender agrees that, solely in its capacity as a holder of the Subordinated Indebtedness, it will not assert any objection to any sale consented to by the Requisite Purchasers of any assets of the Company or any subsidiary of the Company pursuant to Section 363(f) of the United States Bankruptcy Code (or any similar provision in any other applicable bankruptcy or insolvency law) until the Senior Indebtedness Payment Condition has been satisfied.
The provisions of this Agreement are intended to be and shall be enforceable under Section 510 of the United States Bankruptcy Code (or any similar provision in any other applicable bankruptcy or insolvency law). Each Subordinated Lender agrees that, until the Senior Indebtedness Payment Condition has been satisfied, all distributions that such Subordinated Lender receives in any Insolvency Proceeding on account of the Subordinated Indebtedness shall be held in trust by such Subordinated Lender and turned over to the Senior Agent for application to the payment of the Senior Indebtedness. To the extent that any amounts received by a Subordinated Lender on account of the Subordinated Indebtedness are paid over in connection with this provision, the obligations owed by the Company to such Subordinated Lender on account of the Subordinated Indebtedness will be deemed to be reinstated to the extent of the amounts so paid over.

Nothing in this Agreement shall restrict in any fashion any right of any Subordinated Lenders, in their capacity as a holder of any other obligation of the Company or any of its subsidiaries of any kind (other than the Subordinated Indebtedness), to take, or cause to be taken, any action with respect thereto.
6.    Sale of Assets. In the event of a sale of some or all of the assets of the Company or any subsidiary of the Company as a result of which the Liens on such assets securing the Senior Indebtedness are released, each Subordinated Lender agrees to release its security interest or Lien (if any then exists) in such assets, or any of them, securing the Subordinated Indebtedness upon the request of the Senior Agent, whether or not such Subordinated Lender will receive any proceeds from such sale.
7.    Instrument Legends. The faces of the Subordinated Notes and any other instrument evidencing the Subordinated Indebtedness or any portion thereof will be forthwith inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of the Noteholders pursuant to the terms of this Agreement, and copies thereof will forthwith be delivered to the Senior Agent. Any instrument evidencing any of the Subordinated Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to the Senior Agent, on the date of its execution or within five (5) business days thereafter.
8.    Additional Remedies. If any Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity or otherwise, the Senior Agent, on behalf of the Noteholders, may restrain such violation in any court of law and may interpose this Agreement as a defense in any action by the Subordinated Lender.
9.    Subordinated Lender’s Waivers. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Each Subordinated Lender expressly waives all notice of the acceptance by the Senior Agent and the Noteholders of the subordination and other provisions of this Agreement and any right to challenge or otherwise contest the enforceability of the subordination set forth in this Agreement on any grounds. Each Subordinated Lender expressly agrees that this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the legality, validity or enforceability of any Senior Debt Document, any Senior Indebtedness, any security interest or Lien granted in favor of the Senior Agent or any Noteholder in the assets of the Company or any subsidiary of the Company as security therefor or any guaranty of the Senior Indebtedness or any part thereof, (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any guarantor of the Senior Indebtedness (against, and any right of setoff at any time held by, the Senior Agent or any Noteholder), (c) any act or failure to act on the part of the Company, any subsidiary of the Company, the Senior Agent or any Noteholder, or any noncompliance by the Company or any subsidiary of the Company with the provisions and covenants of, or any other default under, the Senior Debt Documents or any of them, regardless of any knowledge thereof that the Senior Agent or any Noteholder may have or be otherwise charged with or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Subordinated Lenders), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any guarantor of the Senior Indebtedness for the Senior Indebtedness (or any part thereof), in bankruptcy or in any other instance, or a legal or equitable discharge or exoneration of the subordination provisions set forth herein.
In addition to the foregoing, each Subordinated Lender agrees that (a) neither the Senior Agent nor any Noteholder has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith, (b) the Senior Agent and the Noteholders shall be entitled to manage and supervise the Senior Indebtedness in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that any Subordinated Lender may now or hereafter have in or to any assets, and (c) neither the Senior Agent nor any Noteholder shall have any liability to the Subordinated Lenders as a result of any and all lawful actions which the Senior Agent or any Noteholder takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of its Liens or security interest, actions with respect to the occurrence of a Default or Event of Default, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect the Senior Agent’s or any Noteholder’s rights to deficiency or the Subordinated Lenders’ rights of subrogation or reimbursement.
Each Subordinated Lender waives any and all rights it may have to require the Noteholder to marshal assets.
10.    Waivers. No waiver shall be deemed to be made by the Senior Agent, any Noteholder or any Subordinated Lender of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.
11.    Information Concerning Financial Condition. Each Subordinated Lender hereby assumes responsibility for keeping itself informed of the financial condition of the Company and its subsidiaries and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness, and agrees that neither that Senior Agent nor any Noteholder shall not have any duty to advise it of information known to the Senior Agent or any Noteholder regarding such condition or any such circumstances. In the event the Senior Agent or any Noteholder, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Subordinated Lenders, the Senior Agent or such Noteholder shall be under no obligation (i) to provide any such information to the Subordinated Lenders on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine or (iii) to disclose any information which, pursuant to its commercial finance practices, the Noteholder wishes to maintain confidential.
12.    Third Party Beneficiaries. This Agreement is solely for the benefit of the Senior Agent, the Noteholders, the Subordinated Lenders and their respective successors and assigns, and neither the Company, nor any subsidiary of the Company nor any other persons or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. The Senior Agent, the Noteholders and the Subordinated Lenders shall have the right to modify or terminate this Agreement at any time without notice to or approval of the Company or any other person or persons.
13.    Notices. For the purposes of this Agreement, written notices shall be sent by U.S. first class mail, postage prepaid; or by U.S. certified mail, return receipt requested, postage prepaid; or by personal delivery; or by facsimile or email confirmed by the recipient; and addressed to the notified party at its address set forth below its signature line, or such other address specified by the party with like notice. Notices shall be deemed received three (3) business days after deposit in the U.S. mail, if sent by first class mail; upon the date set forth in the return receipt, if by certified mail; on the day of confirmation of delivery by the recipient, if by facsimile or email; or on the day of transmittal by personal delivery.
14.    Costs and Attorneys’ Fees. If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys’ fees.
15.    Consent to Jurisdiction; Additional Waivers. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13; AND (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN

ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
16.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
17.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof. An assignee or transferee of any Subordinated Indebtedness (including, without limitation, any person or entity obtaining rights in respect of Subordinated Indebtedness as a result of subrogation or similar rights) shall, as a condition to effectiveness of any such assignment or transfer, become a party to this Agreement by executing a joinder in accordance with Section 2(g) hereof.
18.    Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.
19.    Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.
20.    Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

“Subordinated Lender”

Adjuvant Global Health Technology Fund, LP

By:	/s/ Glenn Rockman
Name: Glenn Rockman
Title: Sole Member

Address for notices:
445 Fifth Ave, #20D New York, NY 10016

“Subordinated Lender”

Adjuvant Global Health Technology Fund, DE, LP

By:	/s/ Glenn Rockman
Name: Glenn Rockman
Title: Sole Member

Address for notices:
445 Fifth Ave, #20D New York, NY 10016

[Subordination Agreement]

“Senior Agent”

BAKER BROS. ADVISORS LP

By:	/s/ Scott Lessing
Name: Scott Lessing
Title: President

Address for notices:
860 Washing St., 10th Floor New York, NY 10014 Attn: Scott Lessing

[Subordination Agreement]

All of the foregoing is consented and agreed to as of
the date first set forth above:
“Company”
EVOFEM BIOSCIENCES, INC.

By:	/s/ Justin J. File
Name: Justin J. File
Title:Chief Financial Officer
[Subordination Agreement]